UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2013, Nova LifeStyle, Inc. (the “Company”) entered into a Stock Acquisition Agreement (the “Agreement”) with Mr. Zhu Wei, a citizen of Hong Kong and sole shareholder of Bright Swallow International Group Limited ( “Seller” ) and Bright Swallow International Group Limited, a British Virgin Island corporation (the “BSI”) to complete the Company’s acquisition of BSI.

Pursuant to the Agreement, the Company acquires all of the issued and outstanding common shares of BSI from the Seller for a price of US$ 6.5 million (the “Purchase Price”) which is based upon the year end of December 31, 2012 financial report of BSI and a valuation report by an independent third party valuation firm. In consummation of the transaction, the Company will apply its previous refundable deposit of US$3 million to the Seller for the due diligence period pursuant to a term sheet entered by the parties on December 21, 2012, and the remaining US$3.5 million Purchase Price will be paid no later than April 26, 2013.

The Agreement contains customary representations and warranties and pre- and post-closing covenants of each party. Breaches of the representations and warranties will be subject to customary indemnification provisions. The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Stock Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	March 26, 2013	By:	/s/ Ya Ming Wong
		Name:	Ya Ming Wong
		Title:	Chief Executive Officer